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                          REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of January 15, 1997 among Rapid Cast, Inc., a Delaware corporation (the "Company"), J.P. Morgan Investment Corporation, a Delaware corporation ("JPMIC"), Sixty Wall Street SBIC Fund, L.P., a Delaware limited partnership (the "SBIC Fund" and, together with JPMIC, the "JPM Investors"), those parties listed on the signature pages hereto under the caption "Clipper Investors" (collectively, the "Clipper Investors"), those parties, if any, listed on the signature pages hereto under the caption "Other Investors" (the "Other Investors" and together, with the JPM Investors and the Clipper Investors, the "Investors") and those parties listed on the signature pages hereto under the caption "Founders" (collectively, the "Founders").

                                    RECITALS:

          A. Concurrently with the execution of this Agreement, the Investors are acquiring from the Company (it being acknowledged and agreed that it is JPMIC's intention to subsequently allocate and assign a portion of its securities to SBIC Fund upon such terms and conditions as they may hereafter agree) shares of the Company's Series A Convertible Preferred Stock, par value $0.001 per share, shares of the Company's Series B Non-Voting Convertible Preferred Stock, par value $0.001 per share and warrants to purchase shares of the Company's Common


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Stock, par value $0.001 per share, pursuant to the Convertible Preferred Stock and Warrants Purchase Agreement of even date herewith (the "Purchase
Agreement").

          B. By entering into this Agreement, the Company wishes to provide a further inducement to the Investors to purchase the Company's Series A Stock, Series B Stock and Warrants pursuant to the Purchase Agreement.

          C. By entering into this Agreement, the Company and the Founders wish to terminate certain registration rights previously granted to the Founders.

          NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

          1.  DEFINITIONS.  For purposes of this Agreement:

               (a) "COMMON SHARES" means shares of Common Stock, par value $0.001 per share of the Company.

               (b) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               (c) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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               (d)  "FOUNDER WARRANT" means any of the 1,838,683 warrants issued by the Company pursuant to the Subscription Agreement, dated as of April 26, 1996, by and between the Company and the subscribers thereto in connection with the offering of certain bridge financing notes and in connection with the offering of certain additional bridge financing notes in May, June and August, 1996.

               (e) "HOLDER" means any Person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with
Section 11.

               (f) "INITIATING HOLDERS" means the Holder(s) initiating a Qualifying Request.

               (g) "INVESTOR WARRANT" means any of the warrants issued by the Company pursuant to the Purchase Agreement.

               (h) "MAJORITY IN INTEREST OF THE INITIATING HOLDERS" means Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders.

               (i) "NONVOTING COMMON STOCK" means the Nonvoting Common Stock, par value $0.001 per share, of the Company.

               (j) "PERSON" means any individual, partnership, limited liability company, joint venture, corporation, association, trust or any other entity or organization.

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               (k)  "PREFERRED STOCK" means the Series A Stock, Series B Stock and Series C Stock of the Company.

               (l) "QUALIFYING REQUEST" means a request from any of the Investors or any of their affiliates, partners or assignees, that in the aggregate possess at least fifty percent (50%) of the Registrable Investor Securities outstanding as of the date of such request; PROVIDED, HOWEVER, that
(i) so long as the JPM Investors and their "Permitted Transferees" (as defined in the Shareholders Agreement) continue to own Registrable Investor Securities with an original purchase price of at least $2,000,000 (including, without limitation, the purchase price of shares of Preferred Stock which are convertible, or have been converted, into Common Shares), a request made by the JPM Investors and their Permitted Transferees holding at least fifty percent (50%) of the Registrable Investor Securities then held by the JPM Investors and their Permitted Transferees will on one occasion be deemed to be a Qualifying Request (it being understood and agreed that such a request with respect to an offering that is not consummated for any reason shall not be deemed to constitute a Qualifying Request by the JPM Investors) and (ii) so long as the Clipper Investors and their Permitted Transferees continue to own Registrable Investor Securities with an original purchase price of at least $2,000,000 (including, without limitation, the purchase price of shares of Preferred Stock which are convertible, or have been converted, into Common Shares), a request made by the Clipper Investors and their

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Permitted Transferees holding at least fifty percent (50%) of the Registrable
Investor Securities then held by the Clipper Investors and their Permitted Transferees will on one occasion be deemed to be a Qualifying Request (it being understood and agreed that such a request with respect to an offering that is not consummated for any reason shall not be deemed to constitute a Qualifying Request by the Clipper Investors).

               (m) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (n) "REGISTRABLE FOUNDER SECURITIES" means (1) any Common Shares owned by the Founders on the date hereof, (2) any Common Shares issuable or issued upon conversion of the Series C Stock, (3) any Common Shares issuable or issued upon exercise of a Founder Warrant or upon exercise of a stock option now or hereafter owned by a Founder and issued to such Founder pursuant to a stock option plan of the Company, (4) any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, or upon conversion of, such Common Shares, Series C Stock, Founder Warrant or stock options, or other warrants, rights or securities, and
(5) any Common Shares purchased, or issuable or issued upon conversion of Preferred

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Stock purchased, by a Founder pursuant to Sections 3.3 or 4 of the Shareholders
Agreement; PROVIDED, HOWEVER, that any Registrable Founder Securities sold by a Person in a transaction in which such Person's rights under this Agreement are not assigned pursuant to Section 11 below shall cease to be Registrable Founder Securities from and after the time of such sale.

               (o) "REGISTRABLE INVESTOR SECURITIES" means (1) any Common Shares issuable (without regard to any restriction on conversion that may be applicable to any particular holder of Preferred Stock or Nonvoting Common Stock) or issued upon conversion of the Series A Stock or the Series B Stock or the Nonvoting Common Stock, (2) any Common Shares issuable (without regard to any restriction on exercise that may be applicable to a particular holder of an Investor Warrant) or issued upon exercise of an Investor Warrant or upon conversion of Nonvoting Common Stock issued upon exercise of an Investor Warrant, (3) any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, or upon conversion of, such Series A Stock, Series B Stock, Common Shares, Investor Warrants, or other warrants, rights or securities, (4) any Common Shares purchased, or issuable or issued upon conversion of Preferred Stock purchased, by an Investor pursuant to Sections 3.3 or 4 of the Shareholders Agreement, (5) up to 120,000 Common Shares issued to

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Mr. John L. Vidovich upon exercise of stock options granted pursuant to that certain letter agreement, dated as of January 15, 1997, between the Company and Mr. Vidovich and (6) up to 450,000 Common Shares issued to Mr. Frank Pipp upon exercise of stock options granted to Mr. Pipp upon such terms and conditions as shall be approved by the Compensation Committee of the Board of Directors of the Company; PROVIDED, HOWEVER, that any Registrable Investor Securities sold by a Person in a transaction in which such Person's rights under this Agreement are not assigned pursuant to Section 11 below shall cease to be Registrable Investor Securities from and after the time of such sale.

               (p) "REGISTRABLE SECURITIES" means, collectively, the Registrable Founder Securities and the Registrable Investor Securities.

               (q) The number of shares of "REGISTRABLE FOUNDER SECURITIES THEN OUTSTANDING" and "REGISTRABLE INVESTOR SECURITIES THEN OUTSTANDING" shall be determined by the number of Common Shares outstanding, and the number of Common Shares issuable, at the time in question, which are Registrable Securities.

               (r) "REQUISITE INVESTORS" means the Holders of a majority of the Registrable Investor Securities then outstanding; PROVIDED, HOWEVER, that the "Requisite Investors" must in all cases include (x) Clipper Capital Associates, L.P. (or its designee), acting on behalf of the "Clipper Investors", for so

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long as (A) Clipper Capital Associates, L.P. or any of its affiliates controls the Clipper Investors and (B) the Clipper Investors and their Permitted Transferees (as such term is defined in the Shareholders Agreement) continue to own Registrable Investor Securities with an aggregate original purchase price of at least $2,000,000 (including, without limitation, the purchase price of shares of Preferred Stock which are convertible, or have been converted, into Common Shares) and (y) JPMIC for so long as the JPM Investors and their Permitted Transferees continue to own Registrable Investor Securities with an aggregate original purchase price of at least $2,000,000 (including, without limitation, the purchase price of shares of Preferred Stock which are convertible, or have been converted, into Common Shares).

               (s)  "SEC" means the Securities and Exchange Commission.

               (t) "SECURITIES ACT" means the Securities Act of 1933, as amended.

               (u) "SERIES A STOCK" means the Series A Preferred Stock, par value $0.001 per share, of the Company.

               (v) "SERIES B STOCK" means the Series B Preferred Stock, par value $0.001 per share, of the Company.

               (w) "SERIES C STOCK" means the Series C Preferred Stock, par value $0.001 per share, of the Company.

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               (x)  "SHAREHOLDERS AGREEMENT" means that certain Shareholders
Agreement, dated of even date herewith, by and among the Company, the Investors and the Founders.

               (y) "VIOLATION" means any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or "blue sky" laws in connection therewith, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

          2.  REQUEST FOR REGISTRATION.

               (a) If, after the earlier of (i) the second anniversary of the date of this Agreement or (ii) one hundred eighty (180) days after the initial public offering of the Company's securities, the Company shall receive a written Qualifying Request that the Company file a registration statement under the Securities Act, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request

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to all Holders and shall, subject to the limitations of Section 2(b) below, use its best efforts to prepare and file with the SEC as expeditiously as practicable, and in any event within sixty (60) days of the receipt of such request, a registration statement under the Securities Act with respect to all Registrable Securities which the Holders request to be registered within twenty
(20) days of the mailing of such notice by the Company in accordance with
Section 19 below.

               (b) If Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in Section 2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. A majority in interest of the Initiating Holders shall select the managing underwriter or underwriters in such underwriting subject to approval by the Company, which approval shall not be unreasonably withheld. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4(f)) enter into an underwriting agreement in customary

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form with the underwriter or underwriters so selected for such underwriting by a majority in interest of the Initiating Holders; PROVIDED, HOWEVER, that none of the JPM Investors (or any of their Permitted Transferees) or Clipper Investors (or any of their Permitted Transferees) shall be required to make any representations or warranties except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2, if the underwriter advises the Initiating Holders that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise the Company and the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated as follows: (i) eighty percent (80%) of such number of shares shall be allocated among the Holders of Registrable Investor Securities that have elected to participate in such underwritten offering, pro rata according to the number of Registrable Investor Securities held by each such Holder, and (ii) twenty percent (20%) of such number of shares shall be allocated among the Holders of Registrable Founder Securities that have elected to participate in such underwritten offering, pro rata according to the number of Registrable Founder

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Securities held by each such Holder.  Without the consent of a majority in interest of the Initiating Holders, no securities other than Registrable Securities shall be covered by such registration.

               (c) The Company shall be obligated to effect only three (3) registrations pursuant to this Section 2 (an offering which is not consummated for any reason shall not be counted for this purpose); PROVIDED, HOWEVER, that the Company shall be obligated to effect as many registrations as may be requested by Holders of Registrable Investor Securities pursuant to any Qualifying Request in the event and so long as (i) registration pursuant to Form S-3 or any similar "short-form" registration statement is available and (ii) the registration covers Registrable Securities which, together with other securities of the Company entitled to inclusion in such registration, are proposed to be sold at an aggregate price to the public of not less than five million dollars ($5,000,000). The Company shall not be obligated to effect more than one (1) registration (other than "short-form" registrations pursuant to Form S-3 or any similar "short-form" registration statement) pursuant to this Section 2 in any twelve (12) month period. If any registration is commenced pursuant to this
Section 2 and is not consummated for any reason whatsoever (a "Failed Registration"), such Failed Registration shall not be deemed to constitute a registration under this Section 2(c) and the Holders shall retain their rights pursuant to this Section 2 to make Qualifying Requests; PROVIDED,

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HOWEVER, that expenses in connection with any Failed Registration shall be paid in accordance with Section 6 hereof.

               (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed by reason of a material pending transaction and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve (12) month period.

          3. COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 (or similar or successor form) relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or similar or successor form), or a registration on Form S-4 (or similar or successor form)), the

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Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 19, the Company shall, subject to the provisions of Section 8, use its reasonable best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.
The Company shall have no obligation under this Section 3 to make any offering of its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to any Holder for its failure to do so.

          4. OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities being registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or until the Holders have completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities Act); PROVIDED THAT before filing such registration statement or any amendments thereto, the Company

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will furnish to the Holders copies of all such documents proposed to be filed.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such states or jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be

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required to qualify but for the requirements of this clause (d), or (ii) to file a general consent to service of process in any such state or jurisdiction.

               (e) Use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company's business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

               (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

               (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (h) Notify each Holder of Registrable Securities covered by such registration statement and such Holder's underwriters, if any, and confirm such advice in writing:

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(i) when the registration statement has become effective, (ii) when any post-
effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

               (i) Notify each Holder of Registrable Securities if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the Registration Statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

               (j) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, (i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel

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representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) on the date that the registration statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and, if such securities are being sold through underwriters, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.

               (k) As soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with
Section 11(a) of the Securities Act.

          5. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable

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Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. If any registration statement or comparable statement under the Securities Act refers to an Investor or any of its affiliates, by name or otherwise, as the holder of any securities of the Company then, unless counsel to the Company advises the Company that the Securities Act requires that such reference be included in any such statement, each such holder shall have the right to require the deletion of such reference to itself and its affiliates.

          6. EXPENSES OF DEMAND REGISTRATION. All expenses, other than underwriting discounts and commissions relating to Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to
Section 2, including without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel (selected by a majority in interest of the Initiating Holders) for the selling Holders shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to bear such expenses in connection with any registration begun pursuant to Section 2 if the offering is not consummated primarily as a result of any act or omission of any Initiating Holder (in which case any such Initiating Holder

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shall bear such expenses); PROVIDED FURTHER, HOWEVER, that if at the time of such withdrawal, (a) the Holders have learned of a material adverse change in the condition (financial or otherwise), business or prospects of the Company from that known to the Holders at the time of their request or (b) there has occurred a material adverse change in marketing factors related to the sale of Registrable Securities to the public from those existing at the time of the Holders' request, then the Initiating Holders shall not be required to pay any such expenses and the Company shall bear such expenses.

          7. EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3 for each Holder, including without limitation all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders (selected by the Holders of a majority of the Registrable Securities being registered), but excluding underwriting discounts and commissions relating to Registrable Securities.

          8. UNDERWRITING REQUIREMENTS. In connection with any offering initiated by the Company involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 3 to include any Holder's securities in such underwriting unless such Holder accepts the terms of the

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underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, exceed the largest number of securities requested to be included in such offering which can be sold without having an adverse effect on such offering by the Company; PROVIDED, HOWEVER, that no Holder participating in such underwriting shall be required to make any representations or warranties except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the largest number of securities that the underwriters reasonably believe can be sold without having an adverse effect on such offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not have an adverse effect on such offering. The securities of the shareholders so included shall be allocated as follows:
(i) first, (x) eighty percent (80%) of such number of shares shall be allocated among the Holders of Registrable Investor Securities that have elected to participate in such offering, pro rata according to the number of Registrable Investor Securities held by each such Holder, and (y) twenty percent (20%) of such number of shares shall be allocated among

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the Holders of Registrable Founder Securities that have elected to participate in such offering, pro rata according to the number of Registrable Founder Securities held by each such Holder, and (ii) thereafter, to the extent additional securities may be included in such offering, to other selling shareholders, pro rata according to the total number of securities entitled to be included therein owned by each such other selling shareholder or in such other proportions as shall mutually be agreed to by such other selling shareholders.

          9. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Agreement:

               (a) The Company will indemnify and hold harmless each Holder, its heirs, personal representatives and assigns, each of such Holder's partners, each of such Holder's, and each of such Holder's partners', officers, directors, partners, employees and affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation (PROVIDED, HOWEVER, that the Company will not be required to indemnify any of the foregoing

Persons on account of any losses, claims, damages or liabilities arising from a Violation if and to the extent that such Violation was made in a preliminary prospectus and was corrected in a subsequent prospectus that was required by law to be delivered to the Person making the claim with respect to which indemnification is sought hereunder (and such subsequent prospectus was made available by the Company to permit delivery of such prospectus in a timely manner), and such subsequent prospectus was not so delivered to such Person); and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such indemnified party.

               (b) Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that, in no event shall the liability of any Holder under this Section 9(b) exceed the net proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 9 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby; and such failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

               (d)  The obligations of the Company and Holders under this
Section 9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

               (e) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

               (f) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Investor Securities pursuant to the Purchase Agreement) or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Investor Securities pursuant to the Purchase Agreement) but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 9, no Holder shall be required, pursuant to this Section 9, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Common Shares in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

          10. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (at any time after the effective date of the first registration statement filed by the Company) and the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          11. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part by a Holder to one or more of its Permitted Transferees (as such term is defined in the Shareholders Agreement) or to one or more transferees or assignees of not less than (i) 250,000 shares of the Registrable Securities owned by such Holder (as adjusted for any stock splits, stock dividends or stock combinations) or (ii) if such Holder shall then own less than 250,000 shares of Registrable Securities, all Registrable Securities then owned by such Holder, provided that such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee or assignee was a party hereto.

          12. TERMINATION OF EXISTING REGISTRATION RIGHTS; LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. By executing this Agreement, each Founder and the Company agree that any "registration rights" such Founder may have relating to securities of the Company arising under any other agreement are hereby terminated. The Company represents and warrants to the

Holders that no other "registration rights" relating to securities of the Company exist on the date hereof, except for the "piggy back" registration rights granted to Ronald D. Blum, O.D., pursuant to that certain settlement agreement, dated as of November 12, 1996, by and between the Company and Dr. Blum. Each of the Holders represents to each other Holder that it has no other "registration rights" relating to securities of the Company as of the date hereof. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Investors, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities will not reduce the amount of the Registrable Securities of the Holders which is included therein or (b) to request a registration.

          13. "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period of ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act in connection with an underwritten offering, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to donees or partners who agree to be similarly bound) any Common Shares or any securities of the Company convertible into Common Shares held by it except Common Shares included in such registration.

          14. AMENDMENT; WAIVER. Any provision of this Agreement may be amended only with the written consent of the Company, the Requisite Investors and the Holders of a majority of the Registrable Founder Securities then outstanding. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party to be charged, provided that (i) subject to Section 2.6 of the Shareholders Agreement, the Requisite Investors may act on behalf of all Holders of Registrable Investor Securities and (ii) the Holders of a majority of the Registrable Founder Securities then outstanding may act on behalf of all such Holders. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of all such securities, and the Company.

          15. CHANGES IN REGISTRABLE SECURITIES. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

          16. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

          17. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York, whether or not all parties hereto are residents of New York.

          18. SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns (as provided in Section 11), heirs, executors and administrators of the parties hereto.

          19. NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified or three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (a) if to a party other than the Company, at such party's address set forth at the end of this Agreement or at such other address as such party shall have furnished the Company in writing, or, until any such party so furnishes an address to the Company, then to and at the address of the last holder of the shares covered by this Agreement who has so furnished an address to the Company, or (b) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the parties in writing.

          20. SEVERABILITY. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any party whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          21. TITLES AND SUBTITLES. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          22. DELAYS OR OMISSIONS; REMEDIES CUMULATIVE. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

          23. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          25. ADDITIONAL INVESTORS AND FOUNDERS. (a) Pursuant to Section 1.3(b) of the Purchase Agreement, at any time on or before April 30, 1997, the Company may sell up to an additional 1,333,333 shares of Series A Stock to such persons as may be approved by the Board of Directors of the Company. Any such persons who become "Investors" under the Purchase Agreement shall execute a counterpart of this Agreement and thereafter shall be deemed to be "Investors" for all purposes of this Agreement.

               (b) As a condition precedent to the future grant of any stock option and/or stock award by the Company to any person who is not then a party to this Agreement, such person shall execute a counterpart of this Agreement and thereafter shall be deemed to be a "Founder" for all purposes of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   "COMPANY"

                                   RAPID CAST INC.,
ADDRESS:                           a Delaware corporation
1500 Hempstead Turnpike
East Meadow, NY  11554             By:
Attention:  President                   --------------------------------------
Telecopy:  (516) 465-7317               Name:  Jeffrey Rubin
                                        Title:  Executive Vice President


                                   "INVESTORS"

                                   JPM INVESTORS:

                                   J.P. MORGAN INVESTMENT CORPORATION
ADDRESS:
60 Wall Street                     By:
New York, NY  10260                     --------------------------------------
Attention:  Ms. Molly F. Ashby          Name:  Molly F. Ashby
Telecopy:  (212) 648-5032               Title:  Manager


                                   SIXTY WALL STREET SBIC FUND, L.P.
ADDRESS:                           By:  Sixty Wall Street SBIC
60 Wall Street                          Corporation, its General Partner
New York, NY  10260
Attention: Ms. Molly F. Ashby      By:
Telecopy:  (212) 648-5032               --------------------------------------
                                        Name:  Molly F. Ashby
                                        Title:  Manager


                                   CLIPPER INVESTORS:

                                   CLIPPER CAPITAL ASSOCIATES, L.P.
ADDRESS:
c/o Clipper Capital                By:  Clipper Capital Associates,
  Partners, L.P.                          Inc., its general partner
11 Madison Avenue
26th Floor                              By:
New York, New York  10010                    ---------------------------------
Attention:  Mr. Kevin Macdonald              Name:  Daniel V. Cahillane
Telecopy:  (212)448-5464                     Title:  Treasurer

                                   CLIPPER/MERCHANT PARTNERS, L.P.
ADDRESS:
c/o Clipper Capital                By:  Clipper Capital Associates,
  Partners, L.P.                        L.P., its general partner
11 Madison Avenue
26th Floor                              By:  Clipper Capital Associates,
New York, New York  10010                      Inc., its general partner
Attention:  Mr. Kevin Macdonald
Telecopy:  (212)448-5464
                                             By:
                                                  ----------------------------
                                                  Name:  Daniel V. Cahillane
                                                  Title:  Treasurer


                                   CLIPPER/MERBAN, L.P.
ADDRESS:
c/o CITCO                          By:  Clipper Capital Associates,
Curacao International Trust             L.P., its general partner
  Company, N.V.
De Ruyterkade 62                        By:  Clipper Capital Associates,
Willemstad, Curacao                            Inc., its general partner
P.O. Box 812
Curacao Netherland Antilles                  By:
Attention:  Mr. Wim Langeveld                     ----------------------------
Telecopy:  011 5999 322 500                       Name:  Daniel V. Cahillane
                                                  Title:  Treasurer


                                   CLIPPER EQUITY PARTNERS I, L.P.
ADDRESS:
c/o Clipper Capital                By:  Clipper Capital Associates, L.P.,
  Partners, L.P.                          its general partner
11 Madison Avenue
26th Floor                              By:  Clipper Capital Associates,
New York, New York  10010                      Inc., its general partner
Attention:  Mr. Kevin Macdonald
Telecopy:  (212)448-5464
                                             By:
                                                  ----------------------------
                                                  Name:  Daniel V. Cahillane
                                                  Title:  Treasurer


                                   CLIPPER/EUROPEAN RE, L.P.
ADDRESS:
c/o CITCO                          By:  Clipper Capital Associates,
Curacao International Trust               L.P., its general partner
  Company, N.V.
62 De Ruyterkade                        By:  Clipper Capital Associates
Willemstad, Curacao                            Inc., its general partner
P.O. Box 812
Curacao Netherland Antilles
Attention:  Mr. Wim Langeveld                By:
Telecopy:  011 5999 322 500                       ----------------------------
                                                  Name:  Daniel V. Cahillane
                                                  Title: Treasurer

                                   OTHER INVESTORS:


ADDRESS:                           -------------------------------------------
5 Forest View Drive                FRANK PIPP
Gladstone, New Jersey  07934


                                   "FOUNDERS"


ADDRESS:                           INCOMNET, INC.
Incomnet, Inc.
21031 Ventura Blvd.                By:
Suite 1100                              --------------------------------------
Woodland Hills, CA  91364               Name:  Melvyn Reznick
Attention:  Mr. Melvyn Reznick          Title:  President
Telecopy:  (818) 587-5691


ADDRESS:                           -------------------------------------------
c/o Rapid Cast, Inc.               JEFFREY RUBIN
1500 Hempstead Turnpike
East Meadow, New York  11554
Attention:  Mr. Jeffrey Rubin
Telecopy:  (516) 465-7317


ADDRESS:                           -------------------------------------------
c/o Fast Cast Corporation          LARRY JOEL
4510 Robards Lane
Louisville, Kentucky  40218
Attention:  Dr. Larry Joel
Telecopy:  (502) 458-5919


ADDRESS:                           -------------------------------------------
c/o Rapid Cast, Inc.               ROBERT S. COHEN
1500 Hempstead Turnpike
East Meadow, New York  11554
Telecopy:  (516) 465-7317

ADDRESS:                           -------------------------------------------
c/o Rapid Cast, Inc.               ALAN COHEN
1500 Hempstead Turnpike
East Meadow, New York  11554
Telecopy:  (516) 465-7317


ADDRESS:                           -------------------------------------------
c/o Rapid Cast, Inc.               MERYL COHEN as custodian for NICOLE COHEN
1500 Hempstead Turnpike            and ERICA COHEN under the New York UGMA
East Meadow, New York  11554
Telecopy:  (516) 465-7317


ADDRESS:                           -------------------------------------------
c/o Rapid Cast, Inc.               MERYL COHEN as custodian for JACLYN
1500 Hempstead Turnpike            COHEN and GABRIELLE COHEN under the
East Meadow, New York  11554       New York UGMA
Telecopy:  (516) 465-7317


ADDRESS:                           THE ALLYSON COHEN IRREVOCABLE TRUST
c/o Rapid Cast, Inc.
1500 Hempstead Turnpike
East Meadow, New York  11554       -------------------------------------------
Telecopy:  (516) 465-7317          By:  Arlene Flohr, Trustee


ADDRESS:                           THE JEFFREY COHEN IRREVOCABLE TRUST
c/o Rapid Cast, Inc.
1500 Hempstead Turnpike
East Meadow, New York  11554       -------------------------------------------
Telecopy:  (516) 465-7317          By:  Arlene Flohr, Trustee


ADDRESS:                           THE STEPHANIE COHEN RUBIN
c/o Rapid Cast, Inc.               IRREVOCABLE TRUST
1500 Hempstead Turnpike
East Meadow, New York  11554
Telecopy:  (516) 465-7317          -------------------------------------------
                                   By:  Arlene Flohr, Trustee


ADDRESS:                           -------------------------------------------
152 West 57th Street               NAOMI BODNER
54th Floor
New York, New York  10019
Telecopy:  (212) 581-0002

ADDRESS:                           -------------------------------------------
152 West 57th Street               NAOMI BODNER as custodian for MOSHE
54th Floor                         BODNER, AARON BODNER, ELIZAR BODNER,
New York, New York  10019          TZYPPORAH BODNER, MORDECHI BODNER,
Telecopy:  (212) 581-0002          YAAKOV BODNER, RACHEL BODNER and
                                   YISSOCHAR BODNER under the New York UGMA


ADDRESS:                           -------------------------------------------
152 West 57th Street               LAURA HUBERFELD
54th Floor
New York, New York  10019
Telecopy:  (212) 581-0002


ADDRESS:                           -------------------------------------------
152 West 57th Street               LAURA HUBERFELD as custodian for
54th Floor                         JESSICA HUBERFELD and RACHEL HUBERFELD
New York, New York  10019          under the New York UGMA
Telecopy:  (212) 581-0002


ADDRESS:                           LAURA HUBERFELD/NAOMI BODNER PARTNERSHIP
152 West 57th Street
54th Floor
New York, New York  10019          -------------------------------------------
Telecopy:  (212) 581-0002          By:  Laura Huberfeld, Partner


                                   -------------------------------------------
                                   By:  Naomi Bodner, Partner


ADDRESS:                           -------------------------------------------
10200 Hollow Way Road              MARTIN PRICE
Dallas, Texas  75229
Telecopy:  (214) 369-3895


ADDRESS:                           -------------------------------------------
c/o Rapid Cast, Inc.               DR. SHAWN ZIMBERG
1500 Hempstead Turnpike
East Meadow, New York  11554
Attention:  Dr. Shawn Zimberg
Telecopy:  (516) 465-7317

ADDRESS:                           -------------------------------------------
c/o Rapid Cast, Inc.               JEFFREY RUBIN as custodian for JORDANA L.
1500 Hempstead Turnpike            RUBIN under the New York UGMA
East Meadow, New York  11554
Attention:  Mr. Jeffrey Rubin
Telecopy:  (516) 465-7317


ADDRESS:                           -------------------------------------------
Incomnet, Inc.                     STEPHEN CASWELL
21031 Ventura Blvd.
Suite 1100
Woodland Hills, CA  91364
Attention:  Mr. Stephen Caswell
Telecopy:  (818) 587-5691


ADDRESS:                           -------------------------------------------
Winston & Strawn                   ALBERT MILSTEIN
35 West Wacker Drive
Suite 4200
Chicago, IL  60601
Attention:  Albert Milstein, Esq.
Telecopy:  (312) 558-5700


ADDRESS:                           -------------------------------------------
1 Strawberry Hill Avenue           JOHN L. VIDOVICH
No. 6F
Stamford, CT  36902